UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2013 (October 23, 2013)

ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)

MICHIGAN
(State or other jurisdiction of incorporation)

000-18415	38-2830092
(Commission File Number)	(IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan	48858-1649
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On October 28, 2013, Isabella Bank Corporation (“ISBA”) filed a Form 8-K that, among other things, announced that at its regular meeting, the Board of Directors of Isabella Bank Corporation accepted the retirement of Sandra L. Caul from the Board of Directors of Isabella Bank Corporation and from the Board of Directors of the Corporation’s subsidiary, Isabella Bank. The text of that Form 8-K included an inadvertent typographical error that the date held for the regular meeting was October 23, 2012. The correct date held for the regular meeting is October 23, 2013.
In the same Form 8-K filed on October 28, 2013, ISBA, among other things, announced the effective date of Ms. Caul's retirement. The text of that Form 8-K included an inadvertent typographical error that the effective date of Ms. Caul's retirement was October 31, 2012. The correct effective date for Ms. Caul's retirement is October 31, 2013.
ISBA is furnishing this amended Form 8-K solely to correct these certain inadvertent typographical errors in Section 5, Item 5.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION

Dated:	November 20, 2013	By:	/s/ Dennis P. Angner
Dennis P. Angner, President & CFO